December 3, 1996




Global One Distribution & Merchandising Inc.
5548 Lindbergh Lane
Bell, California  90201-6410

                  RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Global One Distribution & Merchandising Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities
Act"), of 3,250,211 shares of the Company's common stock, $0.01 par value (the "Common Stock"), that may be issued in the aggregate upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "Option Plan") and 428,675 shares of Common Stock that may be issued in the aggregate upon the exercise of options (the "Kelly Russell Options") granted by Kelly Russell Studios, Inc. ("Kelly Russell") and assumed by the Company in connection with the Company's acquisition of Kelly Russell through the merger of Kelly Russell with and into KRSI Acquisition Corp., a wholly-owned subsidiary of the Company.

                  In rendering this opinion, we have examined such documents and records as we deemed relevant, including, but not limited to, the following:

1.       Certificate of Incorporation of the Company;

2.       Bylaws of the Company;

3.       The Option Plan;


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4.       The Reorganization Stock Option Assumption Plan, pursuant to which the Company has assumed the Kelly Russell Options (the
"Assumption Plan");

5. The forms of (i) Incentive Stock Option Agreement, (ii) Non-Qualified Stock Option Agreement (Employee and Employee Director), (iii) Non-Qualified Stock Option Agreement (Non-Employee Director), (iv) Non-Qualified Stock Option Agreement (Consultants) and (v) [Incentive] [Non-Qualified] Stock Option Assumption Agreement (collectively, the "Agreements") to be used in connection with the Option Plan and the Assumption Plan;

6. Records of proceedings of the Company's Board of Directors and stockholders pertaining to the adoption of the Option Plan, the Assumption Plan and the Agreements; and

7.       The Registration Statement.

                  With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

                  Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry, that (i) all options granted under the Option Plan or the Assumption Plan to date have been, and all options to be granted under the Option Plan will be, duly and validly granted in accordance with the terms of the Option Plan or the Assumption Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to the exercise of options granted under the Option Plan or assumed under the Assumption Plan will be received prior to the issuance thereof, (iii) the shares of Common Stock to be issued pursuant to the exercise of options granted under the Option Plan or assumed under the Assumption Plan will be issued in accordance with the terms of the Option Plan, the Assumption
Plan and the applicable Agreements, (iv) the Registration
Statement will become effective under the Securities Act prior to the issuance of any shares of Common Stock under the Option Plan and the Assumption Plan and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending before the Commission, (v) prospectuses will be updated and delivered to participants in the Option Plan and the Assumption Plan, respectively, as required by the Securities Act and the rules and regulations promulgated by the Commission thereunder, and (vi) the grant of options under the

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Option Plan and the issuance of shares of Common Stock upon the exercise of options granted under the Option Plan or assumed under the Assumption Plan will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act), upon which assumptions the following opinion is expressly conditioned, it is the opinion of the undersigned that the 3,250,211 shares of Common Stock issuable by the Company upon the exercise of options granted pursuant to the Option Plan, and the 428,675 shares of Common Stock issuable by the Company upon the exercise of options assumed pursuant to the Assumption Plan will be, when issued and delivered against payment therefor in accordance with the Option Plan, the Assumption Plan, the applicable Agreements and the Registration Statement, duly authorized, validly issued, fully paid and non-assessable.

                  This opinion is limited to the current laws of the State of Delaware and the Securities Act and the rules and regulations promulgated by the Commission thereunder, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of Delaware or the Securities Act or such rules and regulations be changed by legislative action, judicial decision or otherwise.

                  This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of the undersigned in each instance.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Respectfully submitted,
                         /s/ Manatt, Phelps & Phillips, LLP